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                                                                  EXHIBIT - 10.1
                                                                  --------------

                                  BILL OF SALE
                                       AND
                            ASSET PURCHASE AGREEMENT



                                  by and among



                      DALLAS GOLD AND SILVER EXCHANGE, INC.
                              a Nevada corporation
                                    ("Buyer")



                         FAIRCHILD INTERNATIONAL, INC.,
               a Texas corporation, d/b/a Fairchild Estate Buyers
            (To be renamed Outreach Technologies and Research, Inc.)
                                   ("Seller")



                                       and



                                 MACK H. HOSKINS

                                 ("Shareholder")





                              Dated: March 2, 2000




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FAIRCHILD

                    BILL OF SALE AND ASSET PURCHASE AGREEMENT

         THIS BILL OF SALE AND ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into this day of March 2, 2000, by and among DALLAS GOLD AND SILVER EXCHANGE, INC., a Nevada corporation ("Buyer"), FAIRCHILD INTERNATIONAL, INC., a Texas corporation doing business as Fairchild Estate Buyers (to be renamed Outreach Technologies and Research, Inc.) ("Seller"), and MACK H. HOSKINS ("Shareholder").

                                    RECITALS:

         A. Seller is engaged in the business of the purchase and sale of new and used fine watches (the "Business").

         B. Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, certain of Seller's assets used in the Business, free and clear of any and all liens, claims, charges, liabilities, encumbrances and security interests of whatsoever kind and nature, except only for the Assumed Liabilities (as hereinafter defined), upon the terms and conditions set forth in this Agreement.

         C. Shareholder is the sole shareholder of Seller, and Shareholder desires to cause Seller to perform its obligations under this Agreement and to make certain representations and warranties to Buyer in connection with the transactions contemplated by this Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants set forth below, the parties hereby agree as follows:

         1. Purchase and Sale of Purchased Assets. Seller hereby sells, assigns, transfers, conveys and delivers to Buyer, and Buyer hereby purchases from Seller, free and clear of any and all liens, claims, charges, liabilities, encumbrances and security interests of whatsoever kind and nature, except only the Assumed Liabilities, all of the following assets (collectively, the "Purchased Assets"):

                  (a) Equipment. All furniture, office furniture, fixtures, equipment, racking, office equipment, computer equipment and hardware (together with all intellectual property used by Seller in the Business in the operation of such computer equipment and hardware including, but not limited to, all software and rights of Seller under licenses related to Seller's use of such computer equipment, hardware and software), machinery, parts (but excluding all watch bands and other watch related parts) and tools, whether owned, leased or used by Seller in the Business (the "Equipment"), including, but not limited to, the Equipment described in Schedule 1(a) attached hereto;

                  (b) Contracts. All of Seller's service and provider contracts and all other business contracts to which the Seller is a party or that


FAIRCHILD


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         are required or beneficial  for Buyer's  operation of the Business (the
         "Contract(s)"), including, but not limited to, the Contracts set forth on Schedule 1(b) attached hereto;

                  (c) Intellectual Property. All intellectual property rights owned by or licensed to Seller, including, but not limited to, all know-how, trade secrets, business and marketing plans, copyrights, all registered or unregistered trademarks, service marks and trade names, proprietary information, ideas, licenses, processes, formulas, computer programs, covenants by others not to compete, Seller's rights to email addresses, Internet domain names, URLs, web sites and such other computer records, computer numbers and passwords used by Seller, or Shareholder, in connection with the Business, all names and slogans used by Seller in the conduct of the Business, all applications for any of the above and any right to recovery for infringement thereof (including past infringement) and any and all goodwill associated therewith or connected with the use thereof (the "Intellectual Property") including without limitation, the Intellectual Property listed on Schedule 1(c) attached hereto. The Intellectual Property shall include, but not be limited to, all right, title and interest in and to the names, Fairchild International, Inc., Fairchild Estate Buyers and any derivations of any such names.

                  (d) Licenses, Permits and Approvals. All of Seller's licenses, permits, approvals and authorizations of whatsoever kind and type, governmental or private, issued, applied for, or pending (the "Licenses and Permits"). Schedule 1(d) attached hereto contains a complete list of all Licenses and Permits used by and required of Seller in the conduct of the Business;

                  (e) Telephone and Facsimile Numbers. All telephone and facsimile numbers used by Seller, including, but not limited to, those telephone and facsimile numbers listed on Schedule 1(e) attached hereto;


                  (f) Customer and Supplier Lists. Seller's customer and supplier lists, true, correct and complete copies of which are attached as Schedule 1(f) hereto, and all customer and supplier records related to the Business;

                  (g) Deposits and Prepaid Expenses. All of Seller's right, title, interest and equity in and to deposits and prepaid expenses, including without limitation those deposits and prepaid expenses set forth on Schedule 1.2(g) (the "Deposits");

                  (h) Capital and Operating Leases. All of Seller's right, title, interest and equity under the equipment leases identified in
         Schedule 1(h) attached hereto including, but not limited to, all deposits and prepaid expenses related to all leases of Equipment;

                  (i) Books and Records. Except as set forth in Section 2 hereof, all books and records regarding the Business of Seller, including, without limitation, maintenance and asset history records, but excluding all inventory, employee and tax records; provided, however, that access thereto shall be provided to Buyer pursuant to
         Section 9(b) hereof; and


FAIRCHILD                              2

                  (j) Claims and Rights. All of Seller's claims and rights associated in any way with the Purchased Assets and the Contracts.

                  (k) Goodwill. The goodwill of Seller's Business or associated with the Purchased Assets.

                  (l) Other Property. All other or additional privileges, rights, interests, properties and assets of every kind and description and wherever located, that are used or intended for use in connection with, or that are necessary to the continued conduct of the Business.

         2. Excluded Assets. The following assets shall be excluded from the purchase and sale contemplated by this Agreement (the "Excluded Assets"):

                  (a) Accounts Receivable. All accounts receivable of Seller;

                  (b) Inventory. All inventory of Seller;

                  (c) Cash. All of Seller's cash on hand and in banks;

                  (d) Bank Accounts. All right, title and interest in and to Seller's bank accounts;

                  (e) Real Estate. All of Seller's ownership and leasehold interests in real estate, wherever situated;

                  (f) Rights Hereunder. All of Seller's rights hereunder;

                  (g) Corporate Documents. All of Seller's corporate charter documents, minute and stock record books and corporate seals; and

                  (h) Employee Records. All of Seller's records with respect to inventory and employees, provided that access thereto shall be provided to Buyer pursuant to Section 9(b) hereof.

                  (i) Leasehold Deposit. Seller's leasehold deposit.

         3. Assumption of Certain Liabilities.

                  (a) Assumed Liabilities. Buyer hereby assumes and agrees to undertake, pay, perform and/or discharge only the Liabilities of Seller arising from and after the Closing Date pursuant to the Contracts set forth on Schedule 1(b) attached hereto, but in each case only to the extent the Contract is not in default and only to the extent that the Liability relates to the performance of the applicable Contract by Buyer or its assignee after the Closing and from a set of circumstances that began after the Closing ("Assumed Liabilities"). For purposes of this Agreement the term "Liability" shall mean any commitments, debts, liabilities, obligations (including contract and capitalization lease


FAIRCHILD                              3
         obligations), indebtedness, accounts payable and accrued expenses of any nature whatsoever (whether any of the foregoing are known or unknown, secured or unsecured, asserted or unasserted, absolute or contingent, direct or indirect, accrued or unaccrued, liquidated or unliquidated and/or due or to become due), including any liability or obligation for Taxes.

                  (b) No Third Party Beneficiaries or Expansion of Rights. Notwithstanding anything contained herein to the contrary, nothing in this Agreement, express or implied, is intended to or shall be construed to confer upon, or give to, any person, partnership, corporation or other entity other than Seller and Shareholder, any remedy or claim under or by reason of this Agreement or any terms, covenants or conditions hereof, and all the terms, covenants and conditions, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of Seller and Shareholder.

         This Agreement shall, in all events, be construed so that the assumption by Buyer of the Assumed Liabilities, and the delegation thereof by Seller, shall in no way expand or increase the rights and/or remedies of any third party against either Buyer or Seller as compared to the rights and/or remedies that such third party would have had against Seller had Buyer not assumed such liabilities. Without limiting the generality of the preceding sentence, the assumption by Buyer of the Assumed Liabilities shall not create any third party beneficiary rights.

                  (a) Excluded Liabilities. Except only for the Assumed Liabilities, Buyer shall not be required to directly or indirectly pay, perform, discharge, or in any manner become obligated for, any
         Liabilities of Seller or Shareholder whatsoever (the "Excluded Liabilities").

                  (b) Payment of Accrued Payroll, Vacation and Sick Pay. Prior to or at the Closing (as hereinafter defined), Seller shall have paid to its employees all accrued payroll, vacation and sick pay and associated taxes to which such employees are entitled through the Closing Date.

         2. Purchase Price; Manner of Payment; Allocation.

                  (a) Purchase Price and Manner of Payment. The total purchase price for the Purchased Assets (the "Purchase Price") shall be payable at Closing as follows:

                  (i) Buyer shall deliver to Seller a cashier's check in the amount of Three Hundred Forty Four Thousand Dollars ($344,000) (the "Cash Payment");

                  (ii) Buyer shall deliver to Seller its promissory note (the "Note") in the form of Exhibit A attached hereto in the principal amount of Four Hundred Fifty Thousand Dollars ($450,000); and

                  (iii) Buyer shall issue to Seller 62,745 shares (the "Shares") of the common stock, par value $.01 per share (the "Common Stock") of Buyer.


FAIRCHILD                              4

                  (b) Purchase Price Allocation. The Purchase Price shall be allocated amongst the Purchased Assets as set forth in Exhibit B attached hereto (the "Allocation"). Buyer and Seller agree to report the transactions set forth herein for federal and state tax purposes in accordance with the Allocation, including, but not limited to, for purposes of filing IRS Form 8594.

         3. Noncompetition, Nonsolicitation and Confidentiality Agreements. At Closing, Mack H. Hoskins, Tom Larson, David Larson and Mark Brown shall each enter into a Noncompetition, Nonsolicitation and Confidentiality Agreement with Buyer in substantially the form of Exhibit C hereto (the "Noncompetition, Nonsolicitation and Confidentiality Agreement"). In consideration in part of the covenants of each of Tom Larson, David Larson and Mark Brown contained in their respective Noncompetition, Nonsolicitation and Confidentiality Agreement, at Closing Buyer shall pay to each of them Two Thousand Dollars ($2,000) by delivery of a check.

         4. Representations and Warranties of Seller and Shareholder. Seller and the Shareholder jointly and severally represent and warrant to Buyer as follows:

                  (a) Organization. Seller is a corporation duly organized, validly existing and in good standing under laws of the State of Texas and is duly qualified to do business in each other jurisdiction wherein such qualification is required of Seller.

                  (b) Capital Stock. Seller has authorized capital stock consisting of One Million (1,000,000) shares of common stock, par value $1.00 per share, of which One Thousand (1,000) shares are presently issued and outstanding and are all held beneficially and of record by Shareholder. There are no other authorized or outstanding securities of Seller, of any class, kind or character. There are no outstanding subscriptions, options, warrants or other rights, agreements or commitments obligating Seller to issue any additional shares of capital stock of Seller, or any options or rights with respect thereto, or any securities convertible into or exchangeable for any shares of capital stock of Seller.

                  (c) Enforceability and Authority. This Agreement and the other documents and instruments executed by Seller in connection herewith (the "Other Documents"), have been duly executed and delivered by the Seller and constitute legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms. Seller has full power and authority (both legal and corporate) to execute and deliver this Agreement and the Other Documents, and to perform its obligations hereunder and thereunder, and all required approvals of the Board of Directors of Seller and the shareholders of Seller have been duly and properly obtained.

                  (d) Title. Seller has and is conveying good and marketable title to the Purchased Assets, free and clear of any and all liens, claims, charges, liabilities, encumbrances and security interests of every kind and nature, except only for the Assumed Liabilities. Upon Closing, Buyer will own the Purchased Assets free and clear of all


FAIRCHILD                              5
         liens,  claims,   charges,   liabilities,   encumbrances  and  security
         interests of whatsoever kind and nature ("Liens").

                  (e) Taxes. Seller has properly completed and filed in correct form and on a timely basis all tax returns, and other required tax forms, with respect to all sales, excise, transaction privilege, business license, employment, withholding, income, franchise and real and personal property taxes, and all other local, state and federal taxes (collectively, the "Taxes") that are required of Seller to be filed prior to the date hereof, and has timely paid all Taxes and all assessments of every kind and nature owing by Seller as such Taxes and assessments have accrued and/or become due or payable.

                  (f) Conflicts; Consents. Except as set forth on Schedule 6(f) attached hereto, neither the execution and delivery of this Agreement and/or the Other Documents, nor the consummation of the transactions contemplated hereby or thereby will conflict with, violate or result in a breach of or default under (with or without the giving of notice or the passage of time, or both): (i) the Articles of Incorporation or the Bylaws of Seller; (ii) any license, instrument, contract or agreement (including any Contract) to which Seller is a party or by which Seller or any of the Purchased Assets are bound; or (iii) any law, order, rule, regulation, writ, injunction or decree that is applicable to Seller or any Shareholder, or that may affect any of the Purchased Assets. Neither the execution and delivery of this Agreement, nor of any of the Other Documents, nor the consummation by Seller or Shareholder of the transactions contemplated hereby or thereby, will require any consent or approval of, or any filing with, any entity or other person, including any governmental entity or body, except as set forth on Schedule 6(f) attached hereto.


                  (g) Condition of Equipment. Except as otherwise specifically noted on Schedule 1(a), the Equipment set forth on Schedule 1(a) attached hereto constitute all material tangible personal property used by Seller in the Business, and is sufficient to enable Buyer to conduct the Business in the same manner after the Closing as Seller operated and conducted the Business immediately prior to the Closing. Except as otherwise specifically noted on Schedule 1(a) attached hereto, all Equipment is in first-class condition and repair, and is in first-class operating condition and is adequately insured against damage and loss through the Closing Date. All Equipment is located at the location set forth on Schedule 6(g) attached hereto.

                  (h) Names. The only names under which Seller has conducted the Business are "Fairchild International, Inc." and "Fairchild Estate Buyers."

                  (i) Liabilities of Seller.  Seller has no Liabilities,  except
         (i) those reflected in the balance sheet contained in the most recent Financial Statements, (ii) Liabilities incurred in the ordinary course of business since the date of the most recent Financial Statements (none of which results from, or was caused by any breach of contract, breach of representation or warranty, tort, infringement or violation of law) and (iii) except as may be set forth on Schedule 6(i) attached hereto.


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


                  (j)  Litigation  and Related  Matters.  Except as disclosed on
         Schedule 6(j)(l) attached hereto, there is no litigation pending or threatened relating to or that could adversely affect the Purchased Assets or Buyer's use of the Purchased Assets after the Closing, and no basis for any such litigation. The Seller has duly complied with, and the Business and its operations, assets, equipment, leaseholds and other facilities are in compliance with, the provisions of all federal, state and local environmental, health and safety laws, codes and ordinances and all rules and regulations promulgated thereunder (the "Environmental Laws"). Neither Shareholder nor Seller have received notice of, nor do they know of, any past, present or future events, conditions, circumstances, practices, incidents or actions that may interfere with or prevent compliance or continued compliance, or that might constitute a violation of, any Environmental Laws which relate to the use, ownership or occupancy of real estate or the operation of the Business. Except as set forth on Schedule 6(j)(2) attached hereto, Seller does not have any obligations, contingent or otherwise, under any employment or consulting agreement with any individual, nor does Seller have any such obligations under any collective bargaining agreement or other contract with a labor union or other labor or employee group. Seller is in full compliance with all federal, state or other applicable laws, domestic or foreign, regarding employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice.

                  (k) Contracts. Each of the Contracts is in full force and effect as of the Closing, and there are no existing defaults or breaches under any of the Contracts, and no event or condition exists which, with the passage of time and/or with or without the giving of notice, could constitute a default or a breach under any of the Contracts. None of the Contracts will be terminated or breached as a result of the transactions contemplated herein.

                  (l) Financial Statements. The financial statements of Seller attached to Schedule 6(l) hereto are true, correct and complete, and fairly present the financial condition of Seller during the periods covered, and were prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods (the "Financial Statements"). Since the date of the most recent Financial Statements, the Business has been operated in the ordinary course consistent with past practice and there has not been (a) any material adverse change in the Business, operations, properties, condition (financial or otherwise), prospects, assets or liabilities of the Business (contingent or otherwise, whether due or to become due, known or unknown), (b) any pending or threatened litigation or disputes affecting the Business, (c) any transaction or contract, except normal transactions or contracts consistent in nature and scope with prior practices and entered into in the ordinary course of business consistent with past practices, (d) any sale, transfer, distribution or other disposition of any Purchased Assets by Seller, (e) any material damage, destruction or loss by Seller of the Purchased Assets, (f) any grant or credit to any customer or supplier on terms more favorable than the terms on which credit has been extended to such customer or supplier in the past nor changed the terms of any credit previously extended, or (g) any other change in the nature of, or the manner of conducting the Business..

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


                  (m) Product and Service Warranties. There is no claim against or liability of Seller on account of product or service warranties or with respect to the sale or lease of products or performance of services, and there is no basis for any such claim on account of products heretofore sold or leased or services performed.

                  (n) Solvency. Seller is not now insolvent, nor will Seller be rendered insolvent by the consummation of the transactions contemplated by this Agreement. In addition, immediately after giving effect to the transactions contemplated by this Agreement, (1) Seller will be able to pay its debts as they become due, (2) Seller will not have unreasonably small capital and will not have insufficient capital with which to conduct their present or proposed business and (3) taking into account pending and threatened litigation, final judgments against Seller in actions for money damages are not reasonably anticipated to be rendered at a time when, or in amounts such that, Seller will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum probable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered). The cash available to Seller, after taking into account all other anticipated uses of the cash of Seller, will be sufficient to pay all such judgments promptly in accordance with their terms. As used in this Section, (x) "insolvent" means, for any person or entity, that the sum of the present fair saleable value of its assets does not and/or will not exceed its obligations for borrowed money and other probable liabilities, and (y) the term "debts" includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent, disputed or undisputed or secured or unsecured.

                  (o) Claims and Prepayments. Seller does not currently have any outstanding and/or unresolved claims or issues asserted by customers. Seller does not have any prepayments or deposits from customers other than those listed in Schedule 6(o) attached hereto.

                  (p) Compliance with Law. Seller has not violated or failed to comply with any federal, state or local law, constitution, ordinance, code, rule or regulation of any federal, state, municipal or other governmental department, commission, board, agency or authority or any judgment, order, unit, injunction or decree of any court applicable to the Business.

                  (q) Accuracy of Documents, Representations and Warranties. The copies of all documents furnished to Buyer or its representatives by or on behalf of Shareholder or Seller, or their respective representatives, are true, correct and complete. No representation or warranty of Seller or Shareholder contained in this Agreement or any of the other documents delivered by or on behalf of Seller or Shareholder, or their respective representatives, pursuant to or in connection with this Agreement, or any other document or instrument executed by Seller or Shareholder in connection herewith or therewith, or any of the transactions contemplated hereby or thereby, contains any untrue statement of a material fact, or omits to state any material fact required to be stated herein or therein in order to make the statements contained herein or therein not misleading.

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


                  (r) Private Offering. The Shares and the Note are being issued without registration under federal or state securities laws by reason of an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") set forth in Section 4(2) and appropriate exemptions under any applicable state securities law. The availability of such exemptions, and the ability of Buyer to issue the Shares and the Note to Seller is conditioned upon and subject to the following representations and warranties of Seller:

                           (i) Seller is an "accredited investor" within the meaning of Rule 501 of Regulation D of the Securities act of 1933, as amended (the "Securities Act");

                           (ii) Seller has adequate net worth and means for providing for its current financial needs and contingencies and has no need for liquidity in the Shares or the Note;

                           (iii)  Seller  has  substantial  experience,   or  is
                  managed or directed by a person having substantial experience, in making investment decisions of this type;

                           (iv) Seller is acquiring  the Shares and the Note for
                  investment and not with a view to the resale or distribution thereof;

                           (v) Seller is aware that the transfer rights of Seller are restricted by the Securities Act and applicable state securities laws and that the certificates evidencing the Shares will bear a restrictive legend prohibiting the transfer thereof except in compliance with applicable state and federal securities laws, and may not be transferred except in compliance therewith;

                           (vi) Seller has reviewed the Reports (as  hereinafter
                  defined), and understands all risk involved in acquiring the Shares and the Note;

                           (vii) Seller has been afforded by Buyer the opportunity to ask questions and receive answers concerning the issuance of the Shares and the Note and to obtain any additional information to verify the accuracy of the information contained in the Reports and any exhibits thereto;

                           (viii)  Seller  is  a  Texas   corporation  with  its
                  principal place of business located in the State of Texas; and

                           (ix) Seller will not offer, sell, pledge or otherwise
                  dispose of any or all of the Shares unless (i) Seller delivers to Buyer an opinion in form and substance and from counsel reasonably satisfactory to Buyer to the effect that registration under the Securities Act and applicable state securities laws is not required, or (ii) the Shares are sold pursuant to an effective registration statement.

         5.   Representations   and  Warranties  of   Shareholder.   Shareholder
represents and warrants to Buyer as follows:

FAIRCHILD                              9

                  (a) Ownership. Shareholder is the sole shareholder of Seller, and has good and marketable title to and rightful possession of all of the shares of the capital stock of Seller, free and clear of any and all liens, claims, charges, encumbrances and security interests of any nature or type whatsoever.

                  (b) Enforceability and Capacity. This Agreement and all other documents and instruments executed and delivered by Shareholder in connection with this Agreement including Shareholder's Noncompetition, Nonsolicitation and Confidentiality Agreement constitute legal, valid and binding obligations of Shareholder, enforceable against Shareholder in accordance with their respective terms. Shareholder has the full power and legal capacity to execute and deliver this Agreement and all such other agreements, documents and instruments to be executed and delivered by Shareholder pursuant hereto including Shareholder's Noncompetition, Nonsolicitation and Confidentiality Agreement, and to perform all obligations hereunder and thereunder.

         6. Representations and Warranties of Buyer. Buyer represents and warrants to Seller as follows:

                  (a) Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas.

                  (b) Enforceability and Authority. This Agreement and the other documents and instruments executed by Buyer in connection herewith have been duly executed and delivered by Buyer and constitute legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms. Buyer has full power and authority (both legal and corporate) to execute and deliver this
         Agreement and the other documents and instruments executed and delivered by Buyer in connection with this Agreement.

                  (c) Consents. Neither the execution and delivery of this Agreement, nor any of the other documents and instruments executed by Buyer in connection with this Agreement, nor the consummation by Buyer of the transactions contemplated hereby or thereby, will require any consent or approval of, or any filing with, any entity or other person, including any governmental entity or body, except as set forth on
         Schedule 8(c) attached hereto.

                  (d) Financial  Statements.  Buyer has made available to Seller
         (i) Buyer's annual report on Form 10-KSB for the fiscal year ended December 31, 1998 and Buyer's Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 31, 1999, June 30, 1999, and September 30, 1999, respectively (ii) Buyer's Proxy Statement for its 1999 Annual Meeting of Stockholders, and (iii) each of Buyer's Current Reports on Form 8-K relating to an event or transaction occurring since September 30, 1999, each in the form filed with the U.S. Securities and Exchange Commission (collectively, the "Reports"). Each of the consolidated balance sheets included in or incorporated by reference into the Reports (including the related notes and schedules) fairly presents, in


FAIRCHILD                              10
         all material respects, the financial position of Buyer and its subsidiaries as of its date, and each of the consolidated statements of income and of cash flows included in or incorporated by reference into the Reports (including any related notes and schedules) fairly presents, in all material respects, the results of operations, retained earnings and cash flows, as the case may be, of Buyer and its subsidiaries for the period set forth therein (subject, in the case of unaudited statements to normal year-end audit adjustments) in each case in accordance with generally accepted accounting principles as in effect from time to time applied on a consistent basis. Each Report did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading at the time of filing.

                  (e) Shares. The Shares to be issued to Seller in connection with the consummation of the transaction contemplated by this Agreement will be validly issued and outstanding, fully paid and nonassessable. The Shares will be "restricted securities" (as such term is defined in Rule 144 promulgated under the Securities Act) and will not be registered with the U.S. Securities and Exchange Commission under the Securities Act.

         7. Covenants.

                  (a) Change of Name. On the Closing Date, Seller and Shareholder shall execute such documents and resolutions as are necessary to change Seller's name to another name which is not deceptively similar to any name used by Seller prior to the Closing Date and, within twenty (20) days thereafter, Seller shall deliver to Buyer a copy of the Amendment to Seller's Articles of Incorporation reflecting such change of name and certified by the Secretary of State of Texas. Further, Seller shall, within five days following the Closing, execute and file with the Secretary of State of Texas and such other appropriate authorities, such documents and/or instruments necessary to abandon Seller's use of the assumed name "Fairchild Estate Buyers." Seller, Shareholder and Thomas W. Larson agree not to operate any future or present business activity under the names (including assumed names) "Fairchild International," "Fairchild Estate Buyers" or any derivatives thereof.

                  (b) Inspection of Records. Seller shall make its books and records applicable to its day to day operations (including work papers in the possession of Seller's accountants) available for inspection by Buyer, or by Buyer's authorized representatives, for reasonable business purposes at all reasonable times during normal business hours, for a period of two (2) years after the Closing. As used in this
         Section 9(b), the right of inspection shall include the right to make extracts or copies at Buyer's expense.

                  (c) Payment of Taxes. Following the Closing, Seller shall file in a timely manner all requisite federal, state, local and other governmental income, payroll, excise, sales, personal property, real estate, and franchise or other tax reports or returns required to be filed and shall pay in a timely manner all taxes, interest and penalties due in accordance with such returns. In addition, Seller shall pay in a timely manner all such taxes which would not require the filing of returns and which are required to be paid by it or by any

FAIRCHILD                              11
         person from who it may have an obligation to collect the same. Any sales, transfer or similar taxes payable with respect to the sale of the Purchased Assets to Buyer pursuant to this Agreement shall be paid by Seller.

         8. Survival; Indemnification; Offset; Third-Party Claims.

                  (a) Survival. The representations, warranties, covenants and indemnifications set forth herein shall survive the execution and delivery of this Agreement and all of the agreements contemplated by this Agreement. The representations, warranties, covenants and indemnifications contained herein shall not be affected by any investigation, verification, approval or subsequent notice made by or on behalf of any party hereto. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty.

                  (b) Indemnification by Seller and Shareholder. Seller and the Shareholder, jointly and severally, covenant and agree to defend, indemnify and hold Buyer and Buyer's officers, directors, stockholders, successors and assignees harmless, from and against any and all damages, losses, Liabilities, fines, penalties, costs and expenses (including, but not limited to, reasonable counsel fees and costs and expenses incurred in the investigation, defense or settlement of any claim covered by this indemnity, but excluding any Assumed Liability) with respect to or arising out of any demand, claim, inquiry, investigation, proceeding, action or cause of action, environmental assessment and/or remediation expense that Buyer or its officers, directors, stockholders, successors or assignees may suffer or incur by reason of:

                           (i) any breach of, or any inaccuracy in, any representation or warranty of Seller or Shareholder contained herein or in any document or instrument executed and delivered pursuant hereto or thereto, including any Other Document;

                           (ii) the non-performance of any covenant or obligation to be performed by Seller or Shareholder contained herein or in any document or instrument executed and delivered pursuant hereto or thereto, including any Other Document;

                           (iii)  any   Liability   of  Seller  of  any  nature,
                  presently existing or arising out of any state of facts existing on or prior to the Closing Date, or arising after the Closing Date in connection herewith or arising out of the conduct of the Business or any use or ownership of any of the Purchased Assets on or prior to the Closing Date;

                           (iv) any Liability of any nature,  presently existing
                  or arising out of any pending or threatened litigation, claims, investigations, inquiries, regulatory audits or assessments, or similar proceedings against Seller and/or its directors, officers, shareholders, employees, agents or representatives, as well as any future litigation, claims, investigations, inquiries, regulatory audits or assessments, or other similar proceedings against Seller and/or its directors, officers, shareholders, employees, agents or representatives;

FAIRCHILD                              12

                           (v)  any  Liability   arising  from  any   employment
                  relationship or for any salary or other compensation or benefits attributable to service or employment with Seller or any of its affiliates (including any employee benefit plan, all Liabilities under the Occupational Safety and Health Act ("OSHA"), any Liabilities under the Employee Retirement Income Security Act, as amended, or the Internal Revenue Code of 1986, as amended, and any Liabilities to any governmental body or authority or related to any failure to comply with applicable law, regulations, etc. in each case arising from facts or circumstances existing on or prior to the Closing Date;

                           (vi)  any  Excluded  Liability,   including,  without
                  limitation, any Tax liabilities;

                           (vii) any actual or threatened violation of, or non-compliance with, or remedial obligation arising under, any Environmental Laws arising from any event, condition, circumstance, activity, practice, incident, action or plan existing or occurring prior to the Closing relating in any way to the assets or the business of Seller;

                           (viii) Seller's failure to comply with the laws of any jurisdiction with respect to the bulk sales laws that may be applicable to the sale of the Purchased Assets to Buyer as contemplated hereby.

                  (c) Offset. Buyer shall be entitled to offset against any sums, now or at anytime hereafter due and owing to Seller or the Shareholder, and their permitted successors, heirs, legal representatives, executors and assigns, including, without limitation, any amounts due under the Note, by any amount(s) owing to Buyer from Seller or the Shareholder whether arising out of an obligation for indemnification pursuant to this Section 10 or otherwise.

                  (d) Third-Party Claims. Promptly upon receipt of notice of any claim, demand or assessment or the commencement of any suit, action or proceeding with respect to which indemnity may be sought pursuant to this Section 10, Buyer shall notify in writing, if possible, within sufficient time to respond to such claim or answer or otherwise plea in such action, the party(ies) from whom indemnification is sought (individually or collectively, as applicable, the "Indemnitor"). In case any claim, demand or assessment shall be asserted, or suit, action or proceeding is commenced against Buyer, the Indemnitor shall be entitled, at the Indemnitor's expense, to participate therein, and, to the extent that it or they may wish, to assume the defense, conduct or settlement thereof, at its or their own expense, with counsel satisfactory to Buyer, whose consent to the selection of counsel shall not be unreasonably withheld or delayed, provided that the Indemnitor confirms to Buyer that it is a claim to which Buyer's rights of indemnification apply within ten (10) days of receiving notice from

FAIRCHILD                              13

         Buyer. The Indemnitor shall have the right to settle or compromise monetary claims; however, as to any other claim, the Indemnitor shall first obtain the prior written consent from Buyer, which consent shall be exercised in Buyer's sole discretion. After notice from the Indemnitor to Buyer of the Indemnitor's intent to so assume the defense, conduct, settlement or compromise of such action, the Indemnitor shall not be liable to Buyer for any legal or other expenses (including, without limitation, settlement costs) subsequently incurred by Buyer in connection with the defense, conduct or settlement of such action by Buyer while the Indemnitor is diligently defending, conducting, settling or compromising such action. The Indemnitor shall keep Buyer apprised of the status of the suit, action or proceeding and shall make the Indemnitor's counsel available to Buyer, at the Indemnitor's expense, upon the request of Buyer. Buyer shall cooperate with the Indemnitor in connection with any such claim and shall make personnel, books and records and other information relevant to the claim available to the Indemnitor to the extent that such personnel, books and records and other information are in the possession and/or control of Buyer. If the Indemnitor decides not to participate or does not respond within ten (10) days of receiving notice from Buyer, then Buyer shall be entitled, at the Indemnitor's expense, to defend, conduct, settle or compromise such matter with counsel selected by Buyer.

         9. Shareholder's Guarantee of Obligations.

                  (a) Shareholder hereby absolutely and unconditionally guarantees the full, prompt and complete payment and performance by Seller, when and as due, of each and every obligation of Seller arising out of and/or pursuant to this Agreement and/or any of the Other Documents.

                  (b) Shareholder hereby expressly waives any right to require Buyer to:

                           (i) proceed against Seller; or

                           (ii) pursue any other remedy in Buyer's power.

         Shareholder also expressly waives any defense arising by reason of any disability or other defense of Seller or by reason of the cessation of or from any cause whatsoever (other than full performance by Seller) of the liability of Seller for all or any part of the obligations hereunder. Shareholder waives due diligence, presentment, notice of default, demand for performance or payment, notice of non-performance, protest, notice of dishonor and notice of acceptance of the provisions of this Section 11, and all rights and privileges that Shareholder might otherwise have to require Buyer to pursue any other remedy available to it in any particular manner or order.

                  (a) Shareholder agrees that the provisions of this Section 11 shall apply to and be binding upon Shareholder and Shareholder's heirs, legal representatives and permitted assigns. The provisions of this
         Section 11 shall inure to the benefit of Buyer and its successors and assigns.

                  (b) No delay or failure of Buyer, in exercising any right hereunder shall affect that right nor shall any single or partial exercise of any right hereunder preclude further exercise thereof.




FAIRCHILD                              14

         2. Bill of Sale; Assumption of Liabilities. This Agreement is intended to also operate as a bill of sale and shall be evidence of the transfer of the Purchased Assets as provided for herein and the assumption by Buyer of the Assumed Liabilities, and such transfer and assumption is made based in substantial part on the representations and warranties and obligations provided for herein.

         3. Time and Place of Closing. The transactions contemplated by this Agreement shall be consummated at a closing (the "Closing") held on the date hereof (the "Closing Date") at the Dallas, Texas offices of Arter & Hadden LLP, or at such other place as the parties may mutually designate, and shall be effective at 12:01 a.m., Dallas, Texas Time, on March 3, 2000.

         4. Expenses; Brokers.

                  (a) Each of the parties hereto shall pay its own legal, accounting and other expenses incurred in connection herewith and the transactions contemplated hereby.

                  (b) Each of the parties hereto represents and warrants that no finder, broker or other person is entitled to any commission, fee or other compensation in connection with any of the transactions contemplated by this Agreement.

         5. Severable Provisions; Enforceability. Each provision of this Agreement is intended to be severable. If any provision hereof shall be declared by a court of competent jurisdiction to be illegal, unenforceable or invalid for any reason whatsoever, such illegality, unenforceability or invalidity will not affect the validity of the remainder of this Agreement or applicable provision. In the event of a breach or threatened breach by Seller or Shareholder of any representation, warranty or covenant herein, Buyer shall be entitled to obtain, without the necessity of posting any bond therefor, an order for specific
performance   requiring  Seller  and/or  Shareholder  to  fully,   promptly  and
completely perform any of its, their and/or his obligations hereunder. The remedies provided in this Section 15 shall be in addition to and not in lieu of any other remedies of Buyer at law or in equity, which remedies shall be cumulative.

         6. Governing Law. THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS, REGARDLESS OF ANY CONFLICT OF LAW RULES TO THE CONTRARY.

         7. Entire Agreement. This Agreement and the exhibits and schedules attached hereto constitute the entire Agreement among the parties with respect to the purchase and sale of the Purchased Assets and the other matters referenced herein. This Agreement, therefore, supersedes any and all prior agreements, arrangements, communications, and representations, whether oral or written, among the parties, or any of them, relating to the subject matters hereof.

         8. Construction. The parties hereto acknowledge that each party was represented by legal counsel, or had the opportunity to obtain legal counsel, in connection with this Agreement and that each party and each party's counsel, as applicable, have reviewed and revised this Agreement, or have had an opportunity to do so, and that any rule of construction to the effect that ambiguities are


FAIRCHILD                              15
to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

         9. Further Assurances. Each party hereto agrees to do all acts and things and to make, execute, and deliver such written instruments as shall from time to time be reasonably required to further evidence the sale and transfer of the Purchased Assets, and to carry out the terms and provisions of this Agreement.

         10. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted assigns, legal representatives, executors, heirs and successors. This Agreement may not be assigned by the Seller or the Shareholder without the prior written consent of the Buyer.

         11. Amendment, Modification or Waiver. No amendment, modification or waiver of any condition, provision or term of this Agreement shall be valid or of any effect unless made in writing, signed by the party or parties to be bound and specifying with particularity the nature and extent of such amendment, modification or waiver.

         12. Notices. Any notice or other communication required or permitted to be given to any party pursuant to this Agreement shall be in writing and shall be deemed to have been delivered: (a) if mailed, three (3) days after deposited in the United States mail, postage prepaid; (b) if telecopied, upon delivery;
(c) if hand-delivered, upon delivery against receipt or upon refusal to accept the notice; or (d) if delivered by Federal Express or other similar courier, one
(1) day after deposited with such courier, postage prepaid, in each case, addressed to such party at the address set forth below:

                  (a) If to the Seller or Shareholder:

                  Fairchild International, Inc.
                  (To be renamed Outreach Technologies and Research, Inc.) 9330 LBJ Freeway #850
                  Dallas, Texas  75243
                  Attention:  Mack H. Hoskins
                  Facsimile:214.238.7706

                  With a copy to:

                  Sullivan, Ave & Holston
                  3100 Monticelo
                  Suite 725
                  Dallas, Texas  75205
                  Facsimile:  214.528.9581

                  (a) If to Buyer:

                  Dallas Gold and Silver Exchange, Inc.
                  519 IH 30, Suite 243
                  Rockwall, Texas  75087
                  Attention:  Dr. L.S. Smith
                  Facsimile:  972.772.3093


FAIRCHILD                              16

                  With a copy to:

                  Arter & Hadden LLP
                  1717 Main Street, Suite 4100
                  Dallas, Texas 75201
                  Attention:  Robin Bradford, Esq.
                  Facsimile:  214.741.7139

or to such other place as the respective addressee may have designated in a written notice to the other party as provided in this Section. Notices may be given by each party's respective legal counsel.

         1. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original.

         2. Execution by Facsimile; Delivery of Original Signed Agreement. This Agreement may be executed by facsimile, and shall be deemed effectively executed upon the receipt by Buyer, Seller and Shareholder of the last page of this Agreement duly executed by the other parties hereto. Each party to this Agreement agrees to deliver two (2) original, inked and signed copies of this Agreement within four (4) days of faxing the executed last page hereof.

                            [Signature Page Follows]











FAIRCHILD                              17

         IN WITNESS WHEREOF, Buyer, Seller, and Shareholder have executed and delivered this Agreement as of the day and year first above written.

                                    BUYER:

                                    DALLAS GOLD AND SILVER EXCHANGE, INC.,
                                    a Nevada corporation


                                    By:    -----------------------------------

                                    Name:
                                           -----------------------------------
                                    Its:
                                           -----------------------------------

                                    SELLER:

                                    FAIRCHILD INTERNATIONAL, INC., a Texas
                                    corporation, d/b/a Fairchild Estate Buyers

                                    (To be renamed                            )
                                                   ---------------------------


                                    By:
                                           -----------------------------------
                                    Name:
                                           -----------------------------------
                                    Its:
                                           -----------------------------------


                                    SHAREHOLDER:



                                    -----------------------------------------
                                    Mack H. Hoskins

                                    Guaranty

         The undersigned hereby guarantees, unconditionally and absolutely, the payment and performance by the Seller, when and as due, of all indebtedness, liabilities and obligations of Seller to Buyer arising out of and/or pursuant to this Agreement and/or any of the Other Documents. The undersigned further executes this Agreement to evidence its agreement to the covenant set forth in
Section 9(a) herein.


                                    -----------------------------------
                                    Thomas W. Larson

                                    Address:
                                              -------------------------


                                              -------------------------



FAIRCHILD                              18

                                LIST OF EXHIBITS

Exhibit A      -   Promissory Note

Exhibit B      -   Purchase Price Allocation

Exhibit C      -   Noncompetition, Nonsolicitation and Confidentiality Agreement
















FAIRCHILD

                                LIST OF SCHEDULES

Schedule 1(a)       -    Equipment
Schedule 1(b)       -    Contracts

Schedule 1(c)       -    Intellectual Property
Schedule 1(d)       -    Licenses and Permits
Schedule 1(e)       -    Telephone and Facsimile Numbers
Schedule 1(f)       -    Customer and Supplier Lists
Schedule 1(g)       -    Deposits
Schedule 1(h)       -    Capital Leases

















FAIRCHILD                              2

                                                                       EXHIBIT A
                                                                       ---------

                                 PROMISSORY NOTE

$450,000.00                                                       March __, 2000

         FOR VALUE RECEIVED, on or before March __, 2005 ("Maturity Date"), the undersigned (hereinafter referred to as "Borrower"), promises to pay to the order of FAIRCHILD INTERNATIONAL, INC. ("Payee") at its offices in Dallas County, Texas at 9330 LBJ Freeway, #850, Dallas, Texas, the principal amount of FOUR HUNDRED FIFTY THOUSAND AND NO/100 ($450,000.00) ("Total Principal Amount"), together with interest on the unpaid portion of the Total Principal Amount from the date hereof until paid and at a fixed rate per annum equal to eight percent (8%) per annum, calculated on the basis of the actual days elapsed in a year of 365 or 366 days as applicable as follows:

                  (i) nineteen (19) consecutive equal quarterly installments of principal and interest in the amount of TWENTY SEVEN THOSUAND THREE HUNDRED SEVENTY THREE AND 14/100 DOLLARS ($27,373.14) each, on March 31, June 30, September 30, December 31 of each year commencing June 30, 2000; and

                  (ii) a final payment in the amount of the outstanding principal balance of this Note, together with all accrued but unpaid interest, shall be due and payable at the Maturity Date.

         Upon the occurrence of any Event of Default (as hereinafter defined), the unpaid principal balance of this Promissory Note ("Note") shall thereafter bear interest at a fixed rate per annum equal to the lesser of (a) the Maximum Rate (as hereinafter defined) or (b) ten percent (10%) per annum, calculated on the basis of actual days elapsed in a year of 365 or 366 days as applicable. The term "Maximum Rate," as used herein, shall mean at the particular time in question the maximum rate of interest which, under applicable law, may then be charged on this Note.

         Borrower may from time to time prepay all or any portion of the principal of this Note without premium or penalty. All payments and prepayments shall be applied first to unpaid, accrued interest, then to principal and any remaining amount to any unpaid collection costs; provided, however, upon an Event of Default, Payee reserves the right to apply payments among principal, interest and collection charges at its discretion. All payments and prepayments on this Note shall be made in lawful money of the United States of America in immediately available funds, at the address of Payee indicated above, or such other place as the holder of this Note shall designate in writing to Borrower. If any payment on this Note shall become due on a day which is not a business day, such payment shall be made on the next succeeding business day.

         This Note has been executed and delivered pursuant to that certain Asset Purchase Agreement of even date herewith by and among Borrower, Mack H. Hoskins and Payee ("Purchase Agreement") and is subject to the terms and provisions of the Purchase Agreement including, without limitation, Sections 6(r) and 10(c).

         Borrower agrees that upon the occurrence of any one or more of the following events of default ("Event of Default"):

                  (a) failure of Borrower to pay when due any installment of principal of or interest on this Note; or

                  (b) the bankruptcy or insolvency of, the assignment for the benefit of creditors by, or the appointment of a receiver for any of the property of, or the liquidation, termination, dissolution or death or legal incapacity of, any party liable for the payment of this Note, whether as maker, endorser, guarantor, surety or otherwise;

the holder of this Note may, at its option,  without  further  notice or demand,
(i) declare the outstanding principal balance of and accrued but unpaid interest on this Note at once due and payable, (ii) pursue any and all other rights,

FAIRCHILD                              3
remedies and recourses  available to the holder hereof,  at law or in equity, or
(iii) pursue any combination of the foregoing.

         The failure to exercise the option to accelerate the maturity of this Note or any other right, remedy or recourse available to the holder hereof upon the occurrence of an Event of Default hereunder shall not constitute a waiver of the right of the holder of this Note to exercise the same at that time or at any subsequent time with respect to such Event of Default or any other Event of Default. The rights, remedies and recourses of the holder hereof, as provided in this Note, shall be cumulative and concurrent and may be pursued separately, successively or together as often as occasion therefore shall arise, at the sole discretion of the holder hereof. The acceptance by the holder hereof of any payment under this Note which is less than the payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of or impair, reduce, release or extinguish any right, remedy or recourse of the holder hereof, or nullify any prior exercise of any such right, remedy or recourse.

         If this Note is placed in the hands of an attorney for collection, or is collected in whole or in part by suit or through probate, bankruptcy or other legal proceedings of any kind, Borrower agrees to pay, in addition to all other sums payable hereunder, all costs and expenses of collection, including but not limited to reasonable attorneys' fees.

         Borrower and any and all endorsers and guarantors of this Note severally waive presentment for payment, notice of nonpayment, protest, demand, notice of protest, notice of intent to accelerate, notice of acceleration and dishonor, diligence in enforcement and indulgences of every kind and without further notice hereby agree to renewals, extensions, exchanges or releases of collateral, taking of additional collateral, indulgences or partial payments, either before or after maturity.

         Neither Payee nor Borrower may sell, transfer, assign or otherwise convey this Note or any of their respective rights hereunder without the prior written consent of the other party.

         THIS NOTE HAS BEEN EXECUTED UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

                                    DALLAS GOLD AND SILVER EXCHANGE, INC.

                                    By:
                                            ----------------------------------
                                    Name:
                                            ----------------------------------
                                    Its:
                                            ----------------------------------








FAIRCHILD                              4

                                                                       EXHIBIT B
                                                                       ---------

                                    EXHIBIT B

                            PURCHASE PRICE ALLOCATION

General Intangibles                               $  954,000
Office Equipment and Fixtures                        240,000
                                                  ----------
                                       Total      $1,194,000
                                                  ==========















FAIRCHILD

                                                                       EXHIBIT C
                                                                       ---------

                      NON-COMPETITION, NON-SOLICITATION AND
                            CONFIDENTIALITY AGREEMENT
                  (Agreement to Preserve Corporate Opportunity)

         THIS NON-COMPETITION, NON-SOLICITATION AND CONFIDENTIALITY AGREEMENT (Agreement to Preserve Corporate Opportunity) (the "Agreement"), dated as of the 2nd day of March, 2000 (the "Effective Date") between DALLAS GOLD AND SILVER EXCHANGE, INC., a Nevada corporation ("Buyer"), and MACK H. HOSKINS ("Promisor").

                                   WITNESSETH:

         A. Promisor is the is the sole shareholder of Fairchild International, Inc. ("Seller").

         B. As of the Effective Date, Buyer is purchasing from Seller under a Bill of Sale and Asset Purchase Agreement ("Purchase Agreement"), dated as of March 2, 2000, all of the Purchased Assets described therein.

         C. Under the Purchase Agreement, Promisor will receive substantial consideration, both directly as an individual and otherwise as the sole shareholder of Seller.

         D. In light of Promisor's relationship with Seller, Seller's ownership of Purchased Assets, and the contributions of Promisor in the past to the growth and development of the Business, one of the conditions to the consummation by Buyer of the transactions contemplated in the Purchase Agreement is that the Promisor enter into this Agreement for the purpose of transferring to Buyer the goodwill, proprietary rights and going concern value of the Business.

         E. Buyer  considers this  Agreement to be integral to the  transactions
contemplated   by  the  Purchase   Agreement  and  would  not  consummate   such
transactions without the Promisor's execution of this Agreement.

         NOW, THEREFORE, for the purposes of inducing Buyer to consummate the transactions contemplated in the Purchase Agreement, to transfer the goodwill, proprietary rights and going concern value to the Buyer of the Business, and in consideration of the premises and of the mutual covenants contained herein and in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. Definitions. Except to the extent specifically defined in this Agreement, all capitalized terms used herein shall have the meanings ascribed to such terms in the Purchase Agreement. For the purposes of this Agreement, the following definitions shall apply:

         (a)  The  term  "Confidential   Information"  shall  mean  all  of  the
         confidential  and  proprietary  information  of the  Business  and  its

FAIRCHILD
         customers,  existing  as of the date  hereof or created in the  future, including, but not limited to, all information relating to the financial conditions, results of operations, business, properties, assets, liabilities or future prospects of the Business or any customer or supplier of the Business, including, but not limited to, special arrangements regarding pricing of products or services, including pricing by customer and price protection agreements, proprietary production and fabrication methods, the Business' cost of manufacturing and fabricating products and component costs related thereto and cost of rendering services, volume of products purchased by the Business and the Business' major customers, customer lists, sales and profit information for the Business on each product and service within its product and service lines, any trade secrets, including, but not limited to, information concerning products, developments, manufacturing techniques, new product plans, equipment, inventions, discoveries, patent applications, ideas, designs, engineering drawings, sketches, renderings, other drawings, manufacturing and test data, computer programs, methods, research, procurement and sales activities and procedures, promotion and pricing techniques and credit and financial data concerning customers of the Business as well as information relating to the management, operation or planning of the Business, and technical proprietary information and any other intangible assets whether communicated orally, electronically, in writing or in any other tangible media.

         (b) The term "Agreement Period" shall mean the period of time commencing on and including the Effective Date to and including the fifth (5th) anniversary from the Effective Date.

         (c) "Territory" shall mean the geographic area within a fifty (50) mile radius of any place of business operated by the Seller or Buyer or any customer or supplier of the Seller or Buyer.

         (d) "Business" shall mean the purchase and sale of new and used fine watches conducted by Seller in the Territory prior to the Effective Date and by the Buyer in the Territory after the Effective Date.

         2. Confidentiality. Promisor acknowledges that all of the Confidential Information, in whole and in part, is a valuable, special and unique asset to the Buyer, access to and knowledge of which have been gained by virtue of Promisor's ownership of Seller and Seller's ownership of the Business. In light of the highly competitive nature of the industry in which Buyer conducts its business, the Promisor agrees that all Confidential Information, as defined herein, is confidential. In recognition thereof, Promisor covenants and agrees to maintain the Confidential Information in strictest confidence and not to knowingly use any of such Confidential Information for his own benefit or for the benefit of any third party or to disclose or reveal any of the Confidential Information to any unauthorized person for any reason whatsoever at any time. The restrictions in this Section 2 on the use and disclosure of the Confidential Information shall not apply to Confidential Information (a) generally available in the public domain other than as a result of a breach of this Agreement, (b) disclosed in published literature or generally available in the industry other than as a result of any breach of this Agreement or of the proprietary rights of the Business, the Buyer or its Affiliates, and (c) any Confidential Information required to be disclosed by Promisor under applicable law, provided that, consistent with such applicable law, Promisor agrees, prior to such disclosure, to provide Buyer with sufficient notice of the intended disclosure to permit Buyer to obtain protective orders or other appropriate relief.

         3. Return of Information. At any time at the request of Buyer, Promisor agrees that he will return to Buyer any physical embodiment of any Confidential Information, any confidential or proprietary information of any customer of the Business, or any extracts therefrom or summaries or compilations thereof held by

FAIRCHILD                              2
or under the control of Promisor and will permanently erase or delete any such information stored electronically, magnetically or otherwise on machines or devices owned or controlled by Promisor.

         4. Non-Solicitation. During the Agreement Period, Promisor covenants and agrees not to, directly or indirectly, solicit, take away, hire, employ or endeavor to employ any person who is an employee of Buyer, any Affiliate of Buyer or the Business or, directly or indirectly, divert or attempt to divert from Buyer, any Affiliate of Buyer or the Business any business whatsoever by influencing or attempting to influence any person or business entity which is a customer of, or has a similar business relationship with, Buyer, any Affiliate of Buyer or the Business or from which Buyer or any Affiliate of Buyer, or the Business is soliciting business of the type carried on by the Business on the date hereof.

         5. Competition. During the Agreement Period, Promisor covenants and agrees that he will not, directly or indirectly:

                  (a) in the Territory, whether as an officer, director, proprietor, employee, partner, investor, consultant, advisor, agent or otherwise, be employed by, perform services for, consult with, participate in, or be connected with, in a managerial, administrative, marketing, sales or purchasing capacity, any business engaged in by the Business or Buyer (or any of Buyer's or Business' Affiliates) as of the Effective Date (collectively the "Business Activities") or own, manage, operate, control, solicit business for, or be connected with the ownership, management, operation or control of any business that is in competition with any Business Activities; provided, however, that the foregoing shall not be deemed to prevent Promisor from owning less than five percent (5%) of any class of securities of any entity registered under the Securities Exchange Act of 1934, as amended; or

                  (b) engage in any Business Activities by supplying products or providing services of the type included within the Business Activities to any customer with whom the Business has done any business within three (3) years prior to the date hereof, whether as an officer, director, proprietor, employee, partner, investor (other than as a holder of less than five percent (5%) of any class of securities of any entity registered under the Securities Exchange Act of 1934, as amended), consultant, advisor, agent or otherwise; or

                  (c) directly or indirectly assist others in engaging in any of the Business Activities in the manner prohibited to Promisor.




FAIRCHILD                              3

         6. Non-Interference; Non-Disparagement. Promisor agrees that he will not, at any time, directly or indirectly, take any action that interferes with any relationship between the Business and any other person or entity. Promisor further agrees that he will not, at any time, disparage or intentionally do anything that might result in the disparagement in any material respect of the name of the Business or Buyer or the name or reputation of the products and services sold and distributed by the Business or Buyer.

         7. Remedy. The Promisor acknowledges and agrees that Buyer's remedy at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of this fact, in the event of a breach or threatened breach by such Promisor of any of the provisions of this Agreement, the Promisor agrees, that in addition to its remedy at law, at Buyer's option, all amounts then or thereafter due the Promisor from Buyer may be terminated and Buyer, without posting any bond, shall also be entitled to obtain, and the Promisor agrees not to oppose a request for, equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which then may be available. The Promisor acknowledges that the granting of a temporary injunction, temporary restraining order or permanent injunction merely prohibiting the violation of the covenants set forth herein would not be an adequate remedy upon breach or threatened breach of this Agreement, and consequently agrees upon any such breach or threatened breach to the granting of injunctive relief prohibiting the sale or marketing of products and provision of services of the kind marketed, sold or provided by the Business. Nothing herein contained shall be construed as prohibiting Buyer from pursuing, in addition, any other remedies available to it for such breach or threatened breach. If Promisor violates the restrictive covenants of this Agreement and Buyer brings legal action for injunctive or other relief under this Paragraph 7, Buyer shall not be deprived of the benefit of the full period of the Agreement Period as a result of the time that Promisor was in breach of this Agreement and the time involved in Buyer obtaining relief.

         8. Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or any other right, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

         9. Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid  or  unenforceable,  then  the  remainder  of  this  Agreement,  or  the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. Notwithstanding the foregoing, it is expressly understood and agreed that although the Promisor and Buyer consider the restrictions contained in this Agreement to be reasonable for the purposes of preserving the goodwill, proprietary rights and going concern value of the Buyer and to protect the Buyer's business opportunities, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable  restriction on the activities of the Promisor,  the provisions of

FAIRCHILD                              4
this Agreement shall not be rendered void but shall be deemed amended to apply to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable. Alternatively, if the court referred to above finds that any restriction contained in this Agreement is unenforceable, and such restriction or remedy cannot be amended so as to make it enforceable, such finding shall not effect the enforceability of any of the other restrictions contained therein or the availability of any other remedy.

         10. Miscellaneous.

                  Notices. Any notice or other communication in connection with this Agreement shall be deemed to be delivered if in writing (or in the form of a telecopy) addressed to either Buyer or Promisor, as the case may be, at the address set forth in the Purchase Agreement (i) when actually delivered, or telecopied to said address, (ii) when, in the case of a letter, five (5) business days shall have elapsed after the same shall have been deposited in the United States mail, postage prepaid, certified and return receipt requested, and (iii) in the case of a notice sent via an established commercial overnight delivery service, at the close of business on the next business day following the date on which the same shall have been delivered to such service.

                  (b) Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of Buyer and its successors and assigns. Neither this Agreement nor any right, duty or interest hereunder may be assigned by Promisor.

                  (c) Entire Agreement. This Agreement contains the entire agreement among the parties hereto with respect to the transactions contemplated herein and may not be amended or modified except by an instrument in writing signed by all parties hereto.

                  (d) Headings. The headings of the sections to this Agreement are intended solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions hereof.

                  (e) Law Governing; Venue. This Agreement shall be governed by and enforced in accordance with the laws of the State of Texas, without regard to the conflicts of laws provisions thereof. Venue for any action hereunder shall lie solely in Dallas County, Texas.

                  (f) Enforcement. The provisions of this Agreements are for the benefit of Buyer and its Affiliates, and may be enforced by any such corporation or their assignees as permitted by subsection (b) of this Section.





FAIRCHILD                              5

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    DALLAS GOLD AND SILVER EXCHANGE, INC.

                                    By:
                                           ---------------------------------
                                    Name:
                                           ---------------------------------
                                    Title:
                                           ---------------------------------

                                    MACK H. HOSKINS




                                    ---------------------------------------
















FAIRCHILD                              6

                                  SCHEDULE 1(a)













FAIRCHILD

                                  SCHEDULE 1(b)

                                      None









FAIRCHILD

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                                  SCHEDULE 1(c)













FAIRCHILD

                                  SCHEDULE 1(d)

                                      None








FAIRCHILD

                                  SCHEDULE 1(e)













FAIRCHILD

                                  SCHEDULE 1(f)

                            Customer & Supplier Lists











FAIRCHILD

                                  SCHEDULE 1(g)

                                      None








FAIRCHILD

                                  SCHEDULE 1(h)

                                      None










FAIRCHILD

                                  SCHEDULE 6(f)

                                      None








FAIRCHILD

                                  SCHEDULE 6(g)

                9330 LBJ Freeway, Suite 850, Dallas, Texas 75243












FAIRCHILD

                                  SCHEDULE 6(i)

                                      None







FAIRCHILD

                                SCHEDULE 6(j)(1)

                                      None







FAIRCHILD

                                SCHEDULE 6(j)(2)

                                      None









FAIRCHILD

                                  SCHEDULE 6(l)










FAIRCHILD

                                  SCHEDULE 6(o)

                                      None









FAIRCHILD

                                  SCHEDULE 8(c)

                                      None














FAIRCHILD